UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

99 George Street, 3rd Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 10, 2011, US Gold Corporation (the “Company”) and its subsidiary Tonkin Springs LLC entered into a binding letter of intent (“LOI”) with Gold Standard Royalty (Nevada) Inc., a Nevada corporation, and Julian E. Simpson (individually and as personal representative of the estate of Jean C. Simpson; collectively, Gold Standard Royalty Inc. and Simpson are referred to as “Sellers”) pursuant to which the Company has agreed to purchase 478 mining claims in Nevada which comprise a portion of the Company’s Tonkin Complex known as Tonkin North (the “Tonkin Claims”).  The Company has maintained a leasehold interest in the Tonkin Claims until the lease with Sellers expired on January 1, 2011.

Pursuant to the LOI, the Company has agreed to pay an aggregate of Cdn$8.4 million to the Sellers and grant them a 2% NSR royalty interest for the Tonkin Claims.  The NSR royalty is payable on gold produced from the Tonkin Claims in excess of 682,000 ounces.  The Sellers are obligated to maintain the Tonkin Claims in good standing under federal and state law until the transaction is completed.

The acquisition of the Tonkin Claims pursuant to the LOI is subject to negotiation and execution of a definitive royalty purchase and sale agreement between the parties during the 30 days following execution of the LOI.  The parties are obligated to negotiate in good faith toward such an agreement with a view to closing the transaction within that time.  If the parties are unable to execute the purchase and sale agreement within that time, or as agreed to be extended, the LOI will become void and of no further force or effect.  In that event, the Company’s total interest in the Tonkin Complex will be reduced and the estimate of mineralized material at the Tonkin Complex will be reduced by approximately 38%.

Cautionary Statement

With the exception of historical matters, the matters discussed in the report include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding the likelihood that certain agreements may be executed. Factors that could cause actual results to differ materially from projections or estimates include, among others, the actions of third parties over which the Company has no control, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the report. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: February 14, 2011	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer